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                                                                      EXHIBIT 11


                        INTELLIGENT MEDICAL IMAGING, INC.
                        COMPUTATION OF NET LOSS PER SHARE

                                           THREE MONTHS    THREE MONTHS    NINE MONTH      NINE MONTHS
                                               ENDED            ENDED          ENDED          ENDED
                                           SEPT. 30, 1996  SEPT. 30, 1995  SEPT. 30, 1996  SEPT. 30, 1995
                                           --------------------------------------------------------------
Net loss before extraordinary item         $(1,255,244)     $(1,175,009)    $(1,695,532)     $(2,937,898)
Extraordinary gain on
extinguishment of debt                               -          157,494               -          157,494
                                           ---------------------------------------------------------------

Net loss                                   $(1,255,244)     $(1,017,515)    $(1,695,532)     $(2,780,404)
                                           ==============================================================

Weighted average common shares
outstanding                                 10,836,254        4,349,958       9,616,735        4,345,453

Shares related to Staff
Accounting Bulletin 83:
  Stock options and warrants granted                 -          468,345               -          468,345
  Issuance of common stock                           -        2,039,963               -        2,039,963
                                           --------------------------------------------------------------

Weighted average common shares
outstanding                                 10,836,254        6,858,266       9,616,735        6,853,761
                                           ==============================================================

Net loss per common share:
  Before extraordinary item                $     (0.12)     $     (0.17)    $    (0.18)       $    (0.43)
  Extraordinary gain on early
  extinguishment of debt                             -             0.02              -              0.02
                                           --------------------------------------------------------------
Net loss per common share                  $     (0.12)     $     (0.15)    $    (0.18)       $    (0.41)
                                           ==============================================================

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